Exhibit 99.1

PhotoMedex Mourns the Death of Director Dr. Nahum Melumad

HORSHAM, Pa.--(BUSINESS WIRE)--January 29, 2014--PhotoMedex, Inc. (NasdaqGS and TASE: PHMD) today announced that Nahum Melumad, Ph.D., age 58, a member of the Company’s Board of Directors, passed away on January 15, 2014. Dr. Melumad joined the Board of PhotoMedex following its merger with Radiancy, Inc. in December 2011 and served as Chairman of its Audit Committee for the past two years.

“We are deeply saddened by the death of our esteemed colleague,” said Lewis C. Pell, Chairman of PhotoMedex. “Nahum was a valued member of our Board of Directors and a trusted financial advisor. His wisdom and many contributions to the success of our company, as well as his keen wit and his rare combination of talent and humility will be sorely missed. On behalf of my fellow Directors and all the employees of PhotoMedex, we extend deepest condolences to his family.”

Yoav Ben-Dror, Vice-Chairman of PhotoMedex, reflected on his colleague and friend’s personal and professional accomplishments, stating, “Nahum was a dedicated and beloved family man who is survived by his wife Maya and four children. He was a faculty member in the Accounting Division of the Business School of Columbia University for more than 20 years. He was revered by his students and supervised many doctoral candidates who subsequently went on to roles around the globe in leading universities and institutions. He received both his MBA and Ph.D. degrees from the School of Business at the University of California Berkley, and afterward joined the faculty of the Graduate School of Business at Stanford University until arriving at Columbia in 1993. Professor Melumad served as a consultant and advisor to many organizations, including Bristol-Myers Squibb, General Electric, the New York Stock Exchange and Morgan Stanley. Between 2003 and 2008, he co-directed ‘Integrity in Financial Disclosure,’ the Columbia School of Business-NYSE program for directors of public companies.”

The PhotoMedex Board of Directors has appointed Stephen Connelly as interim Chairman of the Audit Committee. Mr. Connelly was elected to the Board in May 2007 and has served on the audit committee since January 2010. He formerly served as President and Chief Operating Officer of Viasys Healthcare, Inc., a medical technology and device company. In addition, Mr. Connelly was formerly Senior Vice President and General Manager of the Americas as well as a member of the Executive Committee of Rhone Poulenc Rorer. His broad background includes more than 25 years of experience in the planning, development and management of rapid-growth, marketing-driven businesses in the medical device and pharmaceutical fields. Since 1999, he has been an adjunct professor at St. Joseph’s University, teaching international management and global strategy in the MBA program in the Haub School of Business. In addition, Mr. Connelly has a diverse and comprehensive business background, with expertise in such areas as strategic and tactical business development, joint ventures, mergers, acquisitions and corporate partnering, structuring and finance. Mr. Connelly possesses extensive international experience, having lived in Asia and having had operational P&L responsibility in many developed countries.

About PhotoMedex

PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including psoriasis, vitiligo, acne, actinic keratosis (a precursor to certain types of skin cancer) and photo damage. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. As a result of its December 2011 merger with Radiancy Inc., PhotoMedex has added a range of home-use devices under the no!no!™ brand, for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

SAFE HARBOR STATEMENT

Some portions of this press release, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans will contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. The Company cautions readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement. The Company anticipates that subsequent events and developments will cause its views to change. The information contained in this press release speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
LHA
Kim Sutton Golodetz, 212-838-3777
KGolodetz@lhai.com
or
Bruce Voss, 310-691-7100
BVoss@lhai.com
@LHA_IR_PR
or
PhotoMedex, Inc.
Dennis McGrath, Chief Financial Officer
215-619-3287
info@photomedex.com